Exhibit 5.1

[White & Case LLP Letterhead]

March 12, 2019

Macquarie Infrastructure Corporation

125 West 55th Street

New York, NY 10019

Re: Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3ASR (the “Registration Statement”) including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), filed on the date hereof by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for the issuance and sale by the Company of the following securities of the Company: (i) shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Primary Shares”); (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of the Company; (iii) senior debt securities of the Company (the “Senior Debt Securities”), which may be issued pursuant to a senior debt indenture, dated as of July 15, 2014, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee) (the “Senior Debt Indenture”); and (iv) subordinated debt securities of the Company (the “Subordinated Debt Securities,” and together with the senior debt securities, the “Debt Securities”) to be issued pursuant to a subordinated debt indenture to be executed between the Company and the Trustee (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”). The Registration Statement also relates to the resale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of shares of Common Stock of the Company that may be sold from time to time by the Selling Stockholder (the “Resale Shares” and, together with the Primary Shares, the Preferred Stock and the Debt Securities, the “Securities”). The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

For purposes of this opinion, we have examined: (i) the Registration Statement, including the Base Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), each as amended to date; (iii) the Senior Debt Indenture and the form of Subordinated Debt Indenture, filed or incorporated by reference as exhibits to the Registration Statement; (iv) the resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and the authorization and issuance of the Securities (the “Board Resolutions”); and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Commission’s EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. With respect to any uncertificated shares of Common Stock or Preferred Stock, we have further assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration pursuant to the Registration Statement and the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable laws, in the manner presently proposed by the Company with the Commission under the Securities Act.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	with respect to any offering of Primary Shares (the “Offered Primary Shares”), if at the time of issuance of the Offered Primary Shares the Company has a sufficient number of authorized but unissued shares of Offered Primary Shares under its Certificate of Incorporation and Bylaws, then the Offered Primary Shares will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof;

2.	with respect to any offering of any series of Preferred Stock (the “Offered Preferred Stock”), if at the time of issuance of the Offered Preferred Stock the Company has a sufficient number of authorized but unissued shares of Offered Preferred Stock under its Certificate of Incorporation and Bylaws, the shares of the Offered Preferred Stock will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof;

3.	(a) with respect to any offering of any series of Subordinated Debt Securities (the “Offered Subordinated Debt Securities), when the Subordinated Debt Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered on behalf of the Company and the Trustee and such Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and any relevant supplemental indenture in respect of such Offered Subordinated Debt Securities has been duly executed and delivered, the Offered Subordinated Debt Securities will be valid and binding obligations of the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights and remedies of creditors generally, general principles of equity (whether applied by a court of law or equity) and an implied covenant of good faith and fair dealing; and (b) with respect to any offering of any series of Senior Debt Securities (the “Offered Senior Debt Securities” and together with the Offered Subordinated Debt Securities, the “Offered Debt Securities”), when any relevant supplemental indenture in respect of such Offered Senior Debt Securities has been duly executed and delivered, the Offered Senior Debt Securities will be valid and binding obligations of the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights and remedies of creditors generally, general principles of equity (whether applied by a court of law or equity) and an implied covenant of good faith and fair dealing. The Offered Debt Securities, Offered Primary Shares and Offered Preferred Stock are collectively referred to as the “Offered Securities”; and

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4.	with respect to any offering of Resale Shares (the “Offered Resale Shares”), when the Offered Resale Shares are identified in a prospectus supplement to the prospectus contained in the Registration Statement, such Resale Shares will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Offered Securities or Offered Resale Shares, as applicable, pursuant to the Registration Statement: (i) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities or Offered Resale Shares, as applicable, and duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities or Offered Resale Shares, as applicable, and related matters (including without limitation with respect to Offered Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designations (the “Certificate of Designations”) in accordance with the applicable provisions of the Delaware General Corporation Law) and such authorizations and actions shall have not been rescinded; (ii) the terms of the issuance and sale of the Offered Securities or Offered Resale Shares, as applicable, have been duly established in conformity with the Certificate of Incorporation, the Bylaws and any applicable Indenture (collectively, the “Applicable Agreements”), do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) if issued in certificated form, the Offered Securities or Offered Resale Shares, as applicable, and any certificates representing the interests in the relevant Offered Securities or Offered Resale Shares, as applicable, have been duly authenticated, executed, countersigned, registered and delivered on behalf of the Company, or if issued in uncertificated form, the Offered Securities or Offered Resale Shares, as applicable, have been duly registered on the books of the transfer agent/registrar of the Company and duly delivered on behalf of the Company or the Selling Stockholder, as applicable, in each case, upon payment of the agreed upon consideration therefor; (iv) the Offered Securities or Offered Resale Shares, as applicable, have been duly issued and sold in accordance with any relevant agreement (including, any Applicable Agreements), any duly authorized, executed and delivered, valid and binding underwriting agreement or other applicable purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement relating thereto; (v) the Registration Statement (including all necessary post-effective amendments) will have been declared, or otherwise have become, effective under the Act and such effectiveness shall not have been terminated or rescinded; (vi) an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities or Offered Resale Shares, as applicable, offered thereby; (vii) the Offered Securities or Offered Resale Shares, as applicable, will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; and (viii) in the case of an Indenture, Certificate of Designations or other agreement or instrument pursuant to which any Offered Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein. We also have assumed that the Senior Debt Indenture and the Subordinated Debt Indenture have been duly authorized, executed and delivered by the Trustee, and that any Offered Debt Securities that may be issued will be authenticated by duly authorized officers of the Trustee.

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We do not express or purport to express any opinions with respect to laws other than the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement, and to the reference to our firm appearing under the heading “Legal Matters” in the Base Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

The opinions set forth in this letter are effective as of the date hereof only. We assume no responsibility to update this opinion for, or to advise you of, any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances, regardless of whether or not they affect the opinions expressed herein.

We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ White & Case LLP

MBR:PJM:LPA

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